UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 4, 2005, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership subsidiary of Hersha Hospitality Trust, a Maryland real estate investment trust and owner of nationally franchised, upscale and mid-scale hotels (“Hersha”), agreed to acquire the land, improvements and certain personal property (the “Brookline Property”) of the Courtyard by Marriott in Brookline, Massachusetts. Hersha previously reported its entry into this purchase agreement in its Quarterly Report on Form 10-Q, filed on May 10, 2005.

On June 16, 2005, HHLP completed the acquisition of the Brookline Property from Webster Street Hotel, LLC. The purchase price for the Brookline Property was approximately $54.5 million. A copy of the purchase agreement was filed as Exhibit 10.5 to the Quarterly Report on Form 10-Q, filed on May 10, 2005, and is incorporated herein by reference. In connection with this acquisition, a subsidiary of HHLP obtained (and HHLP guaranteed) a $39 million mortgage loan secured by the Brookline Property from Wachovia Bank.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

To the extent required by this item, financial statements will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)	Pro Forma Financial Information

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 22, 2005	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer